Exhibit 23.1

                       Consent of Independent Accountants


SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
11300 ROCKVILLE PIKE, SUITE
ROCKVILLE, MARYLAND  20852


Consent of Independent Certified Public Accountants

       As independent public accountants, we hereby consent to all references to this form under the heading "Experts" and to the incorporation of our report dated December 5, 2000 in this Registration Statement (Form SB-2) and related prospectus of VentureDrive, Inc.


/s/ Simon Krowitz Bolin & Associates, P.A.

Simon Krowitz Bolin & Associates, P.A.


February 6, 2001









February 6, 2001